Exhibit 99.1

ChinaCast Education Appoints Derek Feng Chairman
and Interim Chief Executive Officer

Ron Chan Tze Ngon Replaced as Chief Executive Officer and Director

Beijing, March 26, 2012 -- ChinaCast Education Corporation (“ChinaCast” or the “Company”, NASDAQ: CAST), a leading post-secondary education and e-learning services provider in China, today announced that its Board of Directors had appointed Derek Feng as Chairman and interim Chief Executive Officer, effective immediately, replacing Ron Chan, who was removed by the Board from his role as Chairman and Chief Executive Officer. Director Doug Woodrum has been appointed as special advisor to the Chairman.

“With the full support and commitment of the Board, I am honored to have the opportunity to lead China’s premier post-secondary education company,” said Mr. Feng. “I look forward to working with our talented employees and leveraging on our tremendous resources as we continue to explore and execute on strategic opportunities that will deliver value to our shareholders.”

Mr. Feng added, “I would like to thank Ron for his efforts and his service to ChinaCast these last twelve years.”

Mr. Feng has served on the Company’s board of directors since January 2012. At the time of his appointment, Mr. Feng was a private investor and an advisor to education companies. From 2006 to 2011, he was the Executive Vice President, Strategy, Planning and Operations at Knowledge Universe. Prior to joining Knowledge Universe, Mr. Feng held several executive positions at the General Electric Company including leading the global business development efforts at GE Industrial. Mr. Feng graduated from Tsinghua University in China in 1989 with a BS in Industrial Automation and earned an MBA from UCLA in 1992.

In light of Mr. Feng’s appointment as interim Chief Executive Officer, director David Gao will replace Mr. Feng as a member of ChinaCast’s compensation and special committees.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities: The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan. These universities offer four year and three year, career-oriented bachelor’s degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends may involve a number of risks and uncertainties including, among others, the risk factors listed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other publicly-available filings with the SEC. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education Corporation

Michael Santos, President-International

+1-347-788-0030

mjsantos@chinacasteducation.com

MZ North America
Ted Haberfield, President
+1-760-755-2716
thaberfield@mzgroup.us